                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               TEXAS REGIONAL BANCSHARES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
                         (Name of Person(s) Filing Proxy Statement,
                                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

XY
         TEXAS REGIONAL BANCSHARES, INC.

G. E. Roney
Chairman of the Board, President &                          3700 North Tenth Street, Suite 301
Chief Executive Officer                                     McAllen, Texas 78501

                                 April 16, 1996

Dear Shareholder:

    You are cordially invited to attend the annual meeting of the shareholders which will be held at 4:30 p.m. Monday, May 20, 1996 at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503.

    The notice of the meeting and proxy statement on the following pages detail the formal business scheduled for discussion. The Texas Regional Bancshares, Inc. 1995 Annual Report is enclosed and provides you with material which reviews the financial results for the year 1995.

    In order for you to be represented at the annual shareholders' meeting, please complete, sign, date and return the enclosed proxy form promptly. The proxy form includes authority to vote all of your shares of Class A Voting Common Stock.

    By returning the completed proxy form, you are assured of representation. Should you attend the annual shareholders' meeting in McAllen, you retain the right to revoke your proxy and vote in person even though you have previously mailed the enclosed proxy form.

    Your   directors,  officers  and   employees  join  me   in  expressing  our
appreciation for your continued support.

                                          Yours very truly,

                                           [/S/ G. E. RONEY]
                                          G. E. RONEY
                                          Chairman of the Board, President &
                                          Chief Executive Officer

                        TEXAS REGIONAL BANCSHARES, INC.
                       3700 NORTH TENTH STREET, SUITE 301
                              MCALLEN, TEXAS 78501

                     NOTICE OF ANNUAL MEETING MAY 20, 1996

    The annual meeting of shareholders of Texas Regional Bancshares, Inc. (the "Company") will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503 on May 20, 1996 at 4:30 p.m. for the following purposes:

        1.  TO ELECT DIRECTORS;

        2. TO CONSIDER AND VOTE ON APPROVAL OF THE 1995 NONSTATUTORY STOCK OPTION PLAN; AND

        3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

    Only stockholders of record of the Company's Class A Voting Common Stock at the close of business on April 1, 1996 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

    A copy of the Company's annual report containing financial data and a summary of operations for 1995 accompanies this notice to each shareholder.

                                          By Order of the Board of Directors,

                                                  [/S/ NANCY SCHULTZ]
                                          NANCY F. SCHULTZ
                                          Senior Vice President, Secretary
                                          and Treasurer

McAllen, Texas
April 16, 1996

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                        TEXAS REGIONAL BANCSHARES, INC.
                       3700 NORTH TENTH STREET, SUITE 301
                              MCALLEN, TEXAS 78501

                              -------------------
                                PROXY STATEMENT
                               -----------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Texas Regional Bancshares, Inc. ("Texas Regional" or the "Company"), 3700 North Tenth Street, McAllen, Texas 78501 of proxies for use at the annual meeting of shareholders on May 20, 1996 and at any and all postponements and adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting. The meeting will be held at McAllen Country Club, 615 Wichita, McAllen, Texas 78503 at 4:30 p.m. Holders of record of the Company's Class A Voting Common stock ("Common Stock") at the close of business on April 1, 1996 will be entitled to one vote for each share held on all matters to come before the meeting.

    The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at April 1, 1996 will constitute a quorum. As of April 1, 1996, there were outstanding 6,196,791 shares of Common Stock. This Proxy Statement and the proxies being solicited were first mailed or given to shareholders on or about April 16, 1996.

    The Company's principal executive offices are located at 3700 North 10th Street, Suite 301, McAllen, Texas 78501.

    Any shareholder of record entitled to vote at the annual meeting may revoke a proxy before it has been voted by delivering to the Company a written notice of revocation or by delivering to the Company a duly executed proxy bearing a later date or by attending the meeting, revoking your proxy and voting in person. Attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

    A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions are included in the determination of the number of shares present and voting and are not counted for purposes of determining whether a proposal has been approved. Broker nonvotes are not included in the determination of the number of shares present and are not counted for purposes of determining whether a proposal has been approved.

    The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding soliciting materials to beneficial owners of stock held of record by such persons. Proxies may be solicited by directors, officers or employees of the Company personally or by further mailing, telephone, telegram or facsimile without additional compensation other than their regular compensation.

                        ITEM 1 -- ELECTION OF DIRECTORS

    A board of 9 directors is to be elected by the shareholders at the annual meeting. The proxy holders named in the proxies being solicited will vote for the election of the 9 persons named below, unless authorization to do so is withheld. The Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve; however, if any nominee is unable to serve or for good cause will not serve, the proxy holders may vote for the election of a substitute nominee in the exercise of their own judgment.

    Each person elected as a director will hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. The name and age of each nominee and the year in which each nominee became a director of the Company are set forth below.

    All persons named below are directors of the Company at the present time. There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer except that G. E. Roney, the Chief Executive Officer of the Company and Texas State Bank is the father-in-law of Douglas G. Bready, a Director and Executive Vice President of Texas State Bank. In addition, Tudor G. Uhlhorn, a Director of Texas State Bank, is the son of Julie G. Uhlhorn, a member of the Board of Directors of the Company and Texas State Bank; Robert R. Farris, a Director of Texas State Bank, is the son of Robert G. Farris, a member of the Board of Directors of the Company and Texas State Bank; and Robert F. Boggus, a Director of Texas State Bank, is the son of Frank N. Boggus, a member of the Board of Directors of the Company and Texas State Bank.

                                                                                                                    DIRECTOR
NAME                                  PRINCIPAL OCCUPATION(1)                                             AGE         SINCE
- ------------------------------------  --------------------------------------------------------------      ---      -----------
Morris Atlas                          Senior and Managing Partner,
                                      Atlas & Hall L.L.P.                                                     69         1994
Frank N. Boggus                       Chairman of the Board,
                                      Boggus Motor Company, Inc.                                              67         1983
Robert G. Farris                      President, Valley Transit Company                                       65         1983
Joe M. Kilgore                        Partner, McGinnis, Lochridge & Kilgore, L.L.P.                          77         1983
C. Kenneth Landrum, M.D.              Retired                                                                 66         1994
G. E. Roney                           Chairman of the Board, President and Chief
                                      Executive Officer, Texas Regional Bancshares,
                                      Inc. and Chairman of the Board,
                                      Chief Executive Officer and Trust Officer,
                                      Texas State Bank(2)                                                     65         1985
Julie G. Uhlhorn                      Chairman of the Board, Rio Grande Equipment Company Inc.                65         1983
Paul G. Veale, Sr.                    Retired, Investments                                                    74         1985
Jack Whetsel                          Retired, Investments                                                    75         1985

                                                   (FOOTNOTES ON FOLLOWING PAGE)

- ---------
  (1)Each of the foregoing persons has been engaged in the principal occupation indicated for the past five years, except that Mr. Whetsel's principal occupation was Chairman of the Board of Broadway Hardware, Inc. (a retail hardware, electronics and home improvements store located in McAllen) prior to his retirement in 1993, and Dr. Landrum's principal occupation was as a medical doctor practicing with Landrum-Chester OB-GYN Associates prior to his retirement in 1994.

  (2)Subsidiary of the Company.

    Mr. Kilgore is a director of other publicly-held corporations. He serves as a director of Reno Air, Inc. (a regional airline based in Reno, Nevada) and of Photo Control, Inc. (a supplier of photographic equipment).

BOARD MEETINGS AND COMMITTEES

    During 1995, the Board of Directors held twelve meetings and the committees described below each held the number of meetings indicated. No director attended fewer than 75% of the total number of meetings of the Board of Directors and Committees on which such director served.

    The Company has an Audit Committee and a Stock Option and Compensation Committee but does not have a Nominating Committee. In addition, four of the Company's directors serve as Trustees of the Texas Regional Bancshares, Inc. Employee Stock Ownership Trust (the "KSOP Trust") which administers assets held pursuant to the Company's Employee Stock Ownership Plan (with 401k provisions) (the "KSOP Plan").

    During 1995, Messrs. Boggus, Landrum and Kilgore were members of the Audit Committee whose function is to recommend independent auditors to the Board of Directors and review the scope of proposed audits, the adequacy of the Company's accounting procedures and controls, and the services performed by the auditors. The Audit Committee held three meetings in 1995.

    During 1995, Messrs. Atlas, Boggus, Farris, Kilgore and Whetsel were members of the Stock Option and Compensation Committee, which recommends to the Board of Directors the compensation and stock options to be granted to the Company's officers. Dr. C. Kenneth Landrum was named as an additional member of the Stock Option and Compensation Committee in January 1996. The Stock Option and Compensation Committee held four meetings during 1995.

    The Trustees of the KSOP Trust, who hold and invest the Trust's assets, held three meetings during 1995. The Trustees of the KSOP Trust are Messrs. Atlas, Boggus, Kilgore and Roney.

COMPENSATION OF DIRECTORS

    The Company pays directors and advisory directors $700 for each Texas Regional Board of Directors meeting and reimburses all directors for out-of-pocket expenses incurred in attending meetings. In addition, during 1995, the Company paid each non-management director a bonus of $2,000 for service as a director of the Company and Texas State Bank. Each director of the Company's subsidiary, Texas State Bank (which includes each director of Texas Regional), receives $400 for each Texas State Bank Board of Directors meeting. Non-management directors during 1995 also received bonuses aggregating $2,500 for service as a director of the Bank. Mr. Roney also receives compensation from the Company as an executive officer of the Company and its subsidiary, as indicated below.

                               EXECUTIVE OFFICERS

    The Company's executive officers are elected annually by the Board of Directors, each to serve a one-year term or until his or her successor is elected and qualified. The name, age, year each first became an officer and those persons chosen to become executive officers and current and proposed position held at the Company by each appears in the following table:

                                                 OFFICER
              NAME                    AGE         SINCE     CURRENT POSITION
- --------------------------------      ---      -----------  -----------------------------------------------
G. E. Roney                               65         1985   Chairman of the Board, President & Chief
                                                             Executive Officer
George R. Carruthers                      45         1985   Executive Vice President & Chief Financial
                                                             Officer
Nancy F. Schultz                          55         1985   Senior Vice President, Secretary & Treasurer

    The Company's subsidiary, Texas State Bank, has the following senior executive officers. The name, age, year each first became an officer and current position held at Texas State Bank by each appears in the following table:

                                                 OFFICER
              NAME                    AGE         SINCE     CURRENT POSITION
- --------------------------------      ---      -----------  -----------------------------------------------
G. E. Roney                               65         1985   Chairman of the Board, Chief Executive Officer
                                                             & Trust Officer
Paul S. Moxley                            51         1986   President & Secretary of the Board
Danny L. Buttery                          49         1985(1) President -- Harlingen banking location
Frank A. Kavanagh                         49         1992   President -- Weslaco banking location
George R. Carruthers                      45         1985   Executive Vice President & Chief Financial
                                                             Officer

- ---------
  (1)Includes service before and since the merger of Harlingen State Bank into Texas State Bank.

    Each of the executive officers has been engaged in the principal occupation for the past five years as previously noted and as presented above except for Frank Kavanagh who served as president of Mid Valley Bank from August 1988 until its merger with Texas State Bank in 1992.

                       COMPENSATION COMMITTEE INTERLOCKS

    Prior to June 1994 Frank N. Boggus served as President of the Company and currently serves on the Stock Option and Compensation Committee. However, Mr. Boggus is not now, nor was he at the time of his service as an officer, an employee of the Company. Mr. Boggus does not receive compensation from the Company or Texas State Bank other than director fees and outside director bonuses indicated above.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1995 exceeded $100,000. Except for director fees paid by Texas Regional and included in the Salary column, all executive compensation as reflected in the following table is paid by Texas State Bank (the "Bank").

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                     -------------
                                                         ANNUAL COMPENSATION           NUMBER OF
                    NAME AND                      ---------------------------------  STOCK OPTIONS     ALL OTHER
               PRINCIPAL POSITION                   YEAR     SALARY(1)     BONUS        GRANTED     COMPENSATION(2)
- ------------------------------------------------  ---------  ----------  ----------  -------------  ----------------
G. E. Roney                                            1995  $  406,273  $  175,000       65,000      $     99,430
  Chairman of the Board, President                     1994     385,505      85,000      135,050            99,430
  and Chief Executive Officer of the                   1993     357,742     100,000            0           139,264
  Company and Chairman of the Board, Chief
  Executive Officer and Trust Officer of the
  Bank
Paul S. Moxley                                         1995     154,001      28,000        4,000            13,014
  President and Secretary of                           1994     143,403      18,000        5,270            12,790
  the Board of Directors of                            1993     134,440      23,200            0            16,150
  Texas State Bank
Danny L. Buttery                                       1995     152,448      23,000        4,000            12,000
  President of the Bank's                              1994     143,236      18,000        5,270            12,000
  Harlingen banking location                           1993     134,367      23,200            0            15,284
Frank A. Kavanagh                                      1995     154,408      25,000        4,000            13,500
  President of the Bank's                              1994     146,464      18,000        5,270            13,500
  Weslaco banking location                             1993     139,518      23,200            0            17,576
Douglas G. Bready                                      1995      99,170      20,000        3,500            10,429
  Executive Vice President                             1994      92,900      13,500        3,162             9,345
  of the Bank's South McAllen                          1993      86,546      17,200            0            11,407
  banking location

- ---------
  (1)The amounts indicated include wages, automobile allowances and director fees.

  (2)The amounts in this column represent the amount of the Company's optional and matching contribution for each listed executive officer under the KSOP Plan. In addition, with regard to Mr. Roney, the amount indicated includes the amount accrued during 1995, 1994 and 1993 in the amounts of $87,430, $87,430 and $115,680, respectively, pursuant to the Deferred Compensation Plan adopted by the Company for the benefit of G. E. Roney, described in the Report of the Compensation Committee. The compensation upon which the KSOP Plan contributions were determined does not differ substantially from that set forth under the annual compensation table, except for the 1993 contribution on behalf of Mr. Roney, which was limited to the maximum allowable under the KSOP Plan and the 1994 and 1995 contributions for Mr. Roney, Mr. Moxley, Mr. Buttery and Mr. Kavanagh, which were limited to the maximum allowable under the KSOP Plan.

OPTION GRANTS

    The following tables set forth information concerning stock options granted during 1995 to the executive officers named above.

                                                              OPTIONS GRANTED IN LAST FISCAL YEAR
                                           --------------------------------------------------------------------------
                                                         INDIVIDUAL GRANTS (1)                  POTENTIAL REALIZABLE
                                           --------------------------------------------------     VALUE AT ASSUMED
                                            NUMBER OF                                          ANNUAL RATES OF STOCK
                                           SECURITIES   % OF TOTAL                             PRICE APPRECIATION FOR
                                           UNDERLYING     OPTIONS     EXERCISE                    OPTION TERM (2)
                                             OPTIONS    GRANTED TO    PRICE PER   EXPIRATION   ----------------------
                  NAME                       GRANTED     EMPLOYEES      SHARE        DATE          5%         10%
- -----------------------------------------  -----------  -----------  -----------  -----------  ----------  ----------
G. E. Roney                                    65,000        72.22    $   17.25     7-1-2002   $  422,653  $  974,363
Paul S. Moxley                                  4,000         4.44        17.25     7-1-2002       26,009      59,961
Danny L. Buttery                                4,000         4.44        17.25     7-1-2002       26,009      59,961
Frank A. Kavanagh                               4,000         4.44        17.25     7-1-2002       26,009      59,961
Douglas G. Bready                               3,500         3.88        17.25     7-1-2002       22,758      52,466

- ---------
  (1)The options to purchase one-fourth of the shares listed for each of the executive officers are exercisable commencing on the later of July 1, 1996 or the date of approval of the Plan by the shareholders of the Company and an additional one-fourth of the shares are exercisable beginning July 1 of each year thereafter.

  (2)The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates. The 5% and 10% rates of growth are for illustrative purposes only as required by the Securities and Exchange Commission. They are not intended to forecast the future price of the Company's Common Stock.

    The options granted as described in the foregoing table were granted pursuant to the 1995 Nonstatutory Stock Option Plan to be considered and voted on at the annual meeting of the shareholders to be held on May 20, 1996. The options described in the following table were granted pursuant to various stock options plans of the Company, including the 1995 Nonstatutory Stock Option Plan.

                                                             AGGREGATE OPTION EXERCISES IN
                                                   LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                             ----------------------------------------------------------------------------------------------
                                                                   NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                               VALUE REALIZED             OPTIONS               IN-THE-MONEY OPTIONS AT
                             SHARES ACQUIRED  (MARKET PRICE AT       AT FISCAL YEAR-END           FISCAL YEAR-END (1)
                                   ON           EXERCISE LESS    --------------------------  ------------------------------
           NAME                 EXERCISE       EXERCISE PRICE)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
- ---------------------------  ---------------  -----------------  -----------  -------------  -----------  -----------------
G. E. Roney                        --             $  --             135,050        65,000     $ 709,013       $       0
Paul S. Moxley                     --                --               5,270         4,000        27,668               0
Danny L. Buttery                   --                --               5,270         4,000        27,668               0
Frank A. Kavanagh                  --                --               5,270         4,000        27,668               0
Douglas G. Bready                  --                --               3,162         3,500        16,601               0

- ---------
  (1)Calculated on the basis of the closing sale price per share for the Common Stock of $17.25 on NASDAQ National Market System on December 31, 1995.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

    The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting was the close of business on April 1, 1996 (the "Record Date"). On the Record Date there were 6,196,791 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting, and neither the Company's Articles of Incorporation nor its Bylaws provide for cumulative voting rights. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting is required for the election of directors.

    The following table sets forth certain information regarding the ownership of the Company's voting securities as of the Record Date by each shareholder who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities, each director, each executive officer named in the Cash Compensation Table and all executive officers and directors as a group.

    The number of shares of Common Stock beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the indicated shareholders have sole voting and investment power over the number of shares shown.

                                                                                                 COMMON STOCK
                                                                                            ----------------------
NAME OF BENEFICIAL OWNER                                                                    NUMBER (1)       %
- ------------------------------------------------------------------------------------------  -----------  ---------
Morris Atlas(2)...........................................................................      70,779       1.14%
Frank N. Boggus(3)........................................................................     136,026       2.20%
Douglas G. Bready(4)......................................................................      16,321        .26%
Danny L. Buttery(5).......................................................................      18,168        .29%
George R. Carruthers(6)...................................................................      12,652        .20%
James W. Collins(7).......................................................................     665,239      10.74%
  Individually and as Trustee of Vanco, Carvan, KVTC,
   Cook Memorial and Vannie Cook Trusts
  P. O. Box 1239
  McAllen, Texas 78502
Robert G. Farris(8).......................................................................       4,977        .08%
Frank A. Kavanagh(9)......................................................................      10,808        .17%
Joe M. Kilgore(10)........................................................................     187,700       3.03%
C. Kenneth Landrum, M.D.(11)..............................................................      73,928       1.19%
Paul S. Moxley(12)........................................................................      21,467        .35%
G. E. Roney(13)...........................................................................     769,971      12.16%
  3700 North Tenth Street, Suite 301
  McAllen, Texas 78501
Julie G. Uhlhorn(14)......................................................................      77,828       1.26%
Paul G. Veale, Sr.(15)....................................................................      60,908        .98%
Wanger Asset Management, L.P., of which
  Wanger Asset Management Ltd. is the
  general partner, of which
  Ralph Wanger is the principal shareholder...............................................     411,600       6.64%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606
Jack Whetsel(16)..........................................................................     211,839       3.42%
All officers and directors as a group (14 persons)(17)....................................   1,552,433      24.44%

                                          (FOOTNOTES CONTINUE ON FOLLOWING PAGE)

- ---------
  (1)Included in the total indicated for each of Messrs. Atlas, Boggus, Kilgore and Roney are 2,944 shares which are unallocated shares held by the KSOP Plan. Messrs. Atlas, Boggus, Kilgore and Roney are the Trustees for the KSOP Plan. The KSOP Plan gives the Trustees the right to vote shares not allocated to participant's accounts. Each participant is entitled to direct the Trustees as to the exercise of any voting rights attributable to shares of company stock allocated to his account. In the event voting instructions are not received from participants, the KSOP Plan provides that the Trustees shall not vote those shares. Each Director disclaims beneficial ownership of the 2,944 unallocated shares, except that Mr. Roney does not disclaim beneficial ownership of those shares later allocated to his account as an employee of the Company in accordance with the KSOP Plan.

  (2)The total includes 2,000 shares held by Mr. Atlas' wife. In addition, included in this total are 2,944 shares with respect to which Mr. Atlas holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Atlas disclaims any beneficial ownership in such KSOP shares.

  (3)The total includes 95,364 shares owned by five companies controlled by Mr. Boggus. In addition, included in this total are 2,944 shares with respect to which Mr. Boggus holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Boggus disclaims any beneficial ownership in such KSOP shares.

  (4)The total includes 3,601 shares held by Mr. Bready's wife, 985 shares held by an independent trustee for Mr. and Mrs. Bready's Individual Retirement Accounts, 8,573 shares allocated to Mr. Bready's account as a participant in the KSOP Plan and 3,162 shares Mr. Bready has the right to acquire within 60 days through the exercise of options. Not included in the total are 3,500 shares which represent options granted in 1995 and not exercisable within 60 days. See "Executive Compensation -- Option Grants."

  (5)The total includes 12,898 shares allocated to Mr. Buttery's account as a participant in the KSOP Plan and 5,270 shares Mr. Buttery has the right to acquire within 60 days through the exercise of options. Not included in the total are 4,000 shares which represent options granted in 1995 and not exercisable within 60 days. See "Executive Compensation -- Option Grants."

  (6)The total includes 9,160 shares allocated to Mr. Carruthers' account as a participant in the KSOP Plan and 3,162 shares Mr. Carruthers has the right to acquire within 60 days through the exercise of options. Not included in the total are 3,500 shares which represent options granted in 1995 and not exercisable within 60 days.

  (7)The total includes 20,204 shares owned by a company controlled by Mr. Collins, 8,023 shares held by an independent trustee for Mr. and Mrs. Collins' Individual Retirement Accounts and Money Purchase Pension Plan, 4,854 shares owned by a company controlled 50% by Mr. Collins and 50% by Mr. Roney, 593,600 shares held by trusts for the benefit of Mr. Collins' wife, children and others and 6,122 shares held by various family members who have given Mr. Collins power of attorney to act on their behalf.

  (8)The total includes 2,384 shares held by Mr. Farris' wife. Mr. Farris disclaims beneficial ownership of his wife's shares.

  (9)The total includes 5,538 shares allocated to Mr. Kavanagh's account as a participant in the KSOP Plan and 5,270 shares Mr. Kavanagh has the right to acquire within 60 days through the exercise of options. Not included in the total are 4,000 shares which represent options granted in 1995 and not exercisable within 60 days. See "Executive Compensation -- Option Grants."

  (10)
     The total includes 8,333 shares held by Mr. Kilgore's wife, 1,156 shares held by Mr. Kilgore as custodian for his grandchildren and 34,511 shares held by an independent trustee for Mr. Kilgore's Individual Retirement Account. In addition, included in this total are 2,944 shares with respect to which Mr. Kilgore holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Kilgore disclaims any beneficial ownership in such KSOP shares.

  (11)
     The total includes 14,258 shares held by a trust for the benefit of Dr. Landrum, 6,172 shares held by a trust for Dr. Landrum's pension plan and 53,498 shares held in a trust for the benefit of Dr. Landrum's wife. Dr. Landrum disclaims beneficial ownership of his wife's shares.

  (12)
     The total includes 406 shares held by Mr. Moxley's wife, 14,209 shares allocated to Mr. Moxley's account as a participant in the KSOP Plan and 5,270 shares Mr. Moxley has the right to acquire within 60 days through the exercise of options. Not included in the total are 4,000 shares which represent the options granted in 1995 and not exercisable within 60 days. See "Executive Compensation -- Option Grants."

  (13)
     The total includes 16,166 shares held by Mr. Roney's wife, 5,202 shares held by Mr. Roney's wife as trustee, 31,383 shares held by a trust for the benefit of Mr. Roney's wife, 76,704 shares held by trusts at Texas State Bank for which Mr. Roney and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which they have no interest as beneficiaries, 4,854 shares owned by a company controlled 50% by Mr. Roney and 50% by Mr. Collins and 42,202 shares allocated to Mr Roney's account as a participant in the KSOP Plan. In addition, included in this total are 135,050 shares Mr. Roney has the right to acquire within 60 days through the exercise of options, and in addition, included in this total are 2,944 shares with respect to which Mr. Roney holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Roney disclaims any beneficial ownership in such KSOP shares, except that Mr. Roney does not disclaim beneficial ownership of those shares later allocated to his account as an employee of the Company in accordance with the KSOP Plan. Not included in the total are 65,000 shares which represent options granted in 1995 and not exercisable within 60 days. See "Executive Compensation -- Option Grants."

  (14)
     The   total  includes  27,016  shares   which  represent  Mrs.  Uhlhorn's
     beneficial interests in a trust and 26,854 shares held by a partnership owned 30% by Mrs. Uhlhorn.

  (15)
     The shares indicated are owned by a limited partnership controlled by Mr. Veale.

  (16)
     The total includes 108,087 shares held by trusts at Texas State Bank for which Mr. Whetsel and Mr. Roney serve as trustees along with other individuals who are not directors of the Company but in which they have no interest as beneficiaries and 103,752 shares held in a trust for the benefit of Mr. Whetsel.

  (17)
     Includes 1,130,592 shares as to which directors and officers have sole voting power, 421,841 shares as to which they have shared voting power, 1,038,382 shares as to which they have sole investment power and 514,051 shares as to which they have shared investment power. In addition, included in this total are 156,129 shares the officers have a right to acquire within 60 days through the exercise of options.

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE

    This Report of the Stock Option and Compensation Committee of the Board of Directors of Texas Regional Bancshares, Inc. (the "Compensation Committee" or the "Committee") describes the basis upon which the Committee has made recommendations concerning the 1995 compensation payable to the officers of the Company and its wholly-owned subsidiary, Texas State Bank. It has been the duty of the Compensation Committee to consider the compensation of all officers, including the officers named in the compensation tables contained in the Proxy Statement included with the Notice of Annual Meeting of Shareholders of the Company scheduled for May 1996. During 1995, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and by the Board of Directors of the Company's wholly-owned subsidiary, Texas State Bank.

COMPENSATION PHILOSOPHY

    The policy of the Compensation Committee is to make compensation decisions on the basis of long-term growth and performance objectives of the Company. As in 1994, the Compensation Committee gave particular emphasis to the Company's growth in total assets and book value in its consideration of compensation decisions. For 1995, as in recent prior years, the compensation program has been based on the following principles:

    *The Company is committed to providing a competitive pay program that helps attract and retain quality personnel. To ensure that pay is competitive, the Company has regularly compared its pay practices with those of other financial institutions, particularly banks and bank holding companies, in the markets served by the Company, and from time to time modifies pay parameters based on this review.

    *Officers and  other  key management  personnel  rewards are  based  upon  a combination of performance company-wide, performance of the business unit for which they are responsible, and individual performance. Among the performance standards reviewed in 1995 were sustained growth objectives and an ability to maximize profitability of individual business units, or contain costs within those units. For officers for whom community relationships are significant, compensation decisions have also been considered in light of the activities undertaken by those officers and the sense of the Board members with respect to the community perceptions of the officers. Those officers with supervisory authority have also been evaluated, and compensation in part determined, on their ability to interact both with those persons who work for them and those persons who are required to work with them. In each case, the performance criteria are subjective and therefore the compensation decisions are not based upon a mathematical application of the performance criteria.

    *The Company has also strived for a recognition of the success of the organization as a whole in matters relative to compensation of individual officers. At those times when the organization's profitability and growth are strong, the Company believes that the officers and other employees of the organization should be entitled to compensation adjustments as a result of the availability of resources.

    The Company has had an ongoing program of evaluation of employees and executives, in which senior officers set objectives and goals for junior officers and other employees reporting to them, evaluate the employees and officers on performance, and compare the results to results of others in the Company. Managers, including the Chief Executive Officer, review the results of individual officers and employees, and consider other evaluation information in making recommendations to the Compensation Committee as to compensation for the officers of the Company and the Bank. The Committee considered these recommendations for purposes of 1995 compensation decisions. The Compensation Committee then made a recommendation to the Board of Directors of each of the Company and Texas State Bank on the basis of the evaluations as presented with respect to management other than the Chief Executive Officer, and made a separate recommendation with respect to the compensation of the Chief Executive Officer based in part on the evaluation of the Chief Executive Officer made by the Board of Directors. In 1995, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and the Bank.

    In evaluating compensation, the Company is aware of the limitations on deductibility of compensation paid to highly compensated persons as imposed by Internal Revenue Code section 162(m). While the Company does not at this time have any executive officer within the range of compensation for which limitations are imposed by that section, it is the policy of the Compensation Committee to review the impact of that section, and the requirements imposed on performance-based compensation described in that section, in the context of any qualifying compensation that may be proposed to be paid in the future.

COMPENSATION PROGRAM COMPONENTS

    The Compensation Committee regularly reviews the Company's compensation programs to ensure that the components of the compensation program will allow the Company to successfully attract and retain key employees. At the present time, the compensation program components available to the employees of the Company are:

        BASE SALARY. Base Salary levels are largely determined based upon comparison with peer group members as well as other potential competitors for the officers. Actual salaries are based upon individual performance contributions in accordance with the compensation philosophy of the Company.

        BONUS. The officers of the Company in 1995 participated in an annual bonus program. In the past, bonuses have been considered quarterly or as of the end of the year, based on profitability of the Company and the profit center for which the particular officer is responsible. Among the factors considered in awarding bonuses are growth of deposits, profitability and containment of costs, as well as other factors considered important by the Company.

        EMPLOYEE   STOCK  OWNERSHIP  PROGRAM.     The  Committee  believes  that
    participation in the employee stock ownership program of the Company encourages the officers and other employees of the Company to work toward the long-term goals and objectives of the Company. Decisions relative to contributions to the employee stock ownership program are made annually, with the aggregate amount based on a resolution of the Board of Directors, with individual allocations based on a formula. Any employee who is employed by the Company as of December 31, 1995 was eligible to participate in contributions to the Plan for 1995. During 1995, the Plan was amended to provide that the definition of service under the Plan, and crediting of service for purposes of vesting under the Plan, would include periods of employment by First National Bank of South Texas for employees at the Rio Grande City and Roma, Texas branches acquired during 1995 by Texas State Bank.

        STOCK OPTIONS. The Compensation Committee continues to believe that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize shareholder returns. With that goal in mind, the Committee during 1995 proposed a new nonstatutory stock option plan, the 1995 Nonstatutory Stock Option Plan, providing for grant of options to purchase up to a maximum of 90,000 shares of the Company's common stock to key employees. The Board of Directors approved the plan and has recommended its approval by the shareholders at the annual meeting to be held in May 1996. Pursuant to this plan, the Board granted employees of the Company options to purchase an aggregate of 90,000 shares of the Corporation's Class A Voting Common Stock at a price of $17.25 per share (the closing price of the Corporation's stock for transactions effected on the NASDAQ National Market System on the date of grant). Options to purchase an aggregate of 65,000 shares were granted to the Company's Chief Executive Officer, Glen E. Roney, and options to purchase an aggregate of 25,000 shares were granted to other key officers and employees of the Company. The options granted during 1995 are exercisable over a four-year vesting schedule, commencing the later of July 1996 or the date of approval of the Plan by the shareholders. The options are exercisable at any time prior to July 1, 2002. Options granted during 1995 and 1994 were the only options outstanding during 1995.

        DEFERRED COMPENSATION PLAN. During 1993, the Company adopted a Deferred Compensation Plan for the Company's Chief Executive Officer, Glen E. Roney. The Deferred Compensation Plan provides for payments of $100,000 per year for fifteen years beginning October 29, 2002, with such payments to be made to his designated beneficiary in the event of his death prior to full payout. The Plan benefits will be accelerated in the event that Mr. Roney should die before October 29, 2002, while still in the employ of the Company (with certain exceptions). The Company has established a Trust from which the deferred compensation payments are to be made, which is to be funded in an amount to be determined periodically at the discretion of the Board of Directors. An aggregate of $87,430 was transferred by the Company to the Trust during 1995. Funding of the Trust is to be accelerated in the event of the occurrence of certain defined events, including a change of control of the Company. During 1995, the Deferred Compensation Plan and Trust were amended for certain conforming amendments related to obtaining a favorable determination letter as to the tax status of the Plan and Trust, and to change the identity of the trustee of the Trust.

DISCUSSION OF CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Chief Executive Officer of the Company for fiscal year 1994 was reviewed in connection with his individual performance with respect to the Company. Among qualitative and quantitative measures of the Company's performance considered by the Compensation Committee in making recommendations as to the Chief Executive Officer's compensation were the growth of the Company, both from internal sources and from acquisition of the Rio Grande City and Roma branches from First National Bank of South Texas, increasing profitability of the Company and its subsidiary, the capital of the Company and its subsidiary in relation to regulatory guidelines, the ability of the Company and its senior management to work cooperatively with regulatory authorities, the morale of personnel in the organization, and perception of the Compensation Committee as to the acceptance of the organization in the community.

    Specifically, in making compensation recommendations with respect to the Chief Executive Officer for compensation payable during 1995, the Compensation Committee considered as significant the fact that book value per share of the Company's Class A Voting Common Stock increased from $7.73 at December 31, 1993, to $9.00 at December 31, 1994, to $10.12 at December 31, 1995, and that the ratio of net income to average total assets increased from 1.34% for the year ended December 31, 1993, to 1.43% for the year ended December 31, 1994. The Compensation Committee did not consider market price for the stock during 1994 to be an appropriate factor for consideration in the context of compensation recommendations, due primarily to the relatively thin market for the Company's stock. However, the Compensation Committee did consider the expanded role of the Chief Executive Officer as spokesperson for the Company in the public market.

    The Compensation Committee also reviewed the base salary and bonus for the Chief Executive Officer in the context of the compensation packages available for executives of similar-sized financial institutions, and the Committee considered the significant dependence of the organization on the continued involvement of the Chief Executive Officer with the organization, and the need to treat the Chief Executive Officer fairly in light of the responsibilities he has undertaken with respect to the growth and development of the organization. In part as a result of that review, the Compensation Committee recommended and Board of Directors granted additional stock options to Glen E. Roney as described above to encourage Mr. Roney's continued involvement with and service to the Company.

    Compensation  Committee  of  the  Board  of  Directors  of  Texas   Regional
Bancshares, Inc.

                                          Joe M. Kilgore, Chairman
                                          Morris Atlas
                                          Frank N. Boggus
                                          Robert G. Farris
                                          C. Kenneth Landrum, M.D.
                                          Jack Whetsel

                               PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the CRSP Total Return Index for NASDAQ Bank Stocks, which has been prepared by The Center for Research in Securities Prices (CRSP) at the University of Chicago for NASDAQ, for the last five years. The graph assumes that the value of the investment of the Company's Common Stock and each index was $100 at December 31, 1990 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TEXAS REGIONAL    S&P 500 INDEX    NASDAQ BANK STOCKS INDEX
1990                   100              100                          100
1991                   100              131                          164
1992                   129              141                          239
1993                   192              154                          272
1994                   206              157                          271
1995                   293              215                          404

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Some of the Company's officers and directors and their related parties have had, in the ordinary course of business, banking transactions with the subsidiary of the Company. All such transactions have been in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing for comparable transactions with others, and have not included more than the normal risk of collectibility or other unfavorable features.

    Texas State Bank, along with other banks in the Rio Grande Valley, sells credit life insurance for Texas State Life Insurance Company. Texas State Life Insurance Company is owned fifty percent by Mr. G. E. Roney and fifty percent by Mr. James W. Collins. Mr. Roney is the Chairman of the Board, President and Chief Executive Officer of the Company and Mr. Collins, individually and as Trustee of certain Trusts, holds in excess of 5% of the Company's outstanding voting securities. Commission fee income received by Texas State Bank from Texas State Life Insurance Company totaled $82,475 for the year ended December 31, 1995.

    Mr. Joe Kilgore, a Director of the Company, is a partner in the law firm of McGinnis, Lochridge & Kilgore, L.L.P. His firm received fees for legal services rendered to the Company and its subsidiary during 1995, but the amount of the fees received did not exceed either 5% of his firm's gross revenues for 1995 or 5% of the Company's total operating expenses for the year ended December 31, 1995.

    Mr. Morris Atlas, a Director of the Company, is a partner in the law firm of Atlas & Hall L.L.P. His firm received fees for legal services rendered to the Company and its subsidiary during 1995, but the amount of the fees received did not exceed either 5% of his firm's gross revenues for 1995 or 5% of the Company's total operating expenses for the year ended December 31, 1995.

    During 1995, Texas State Bank purchased a tract of real estate from Scott & White Memorial Hospital and Scott, Sherwood & Brindley Foundation ("Scott & White"), a Texas nonprofit corporation, for $227,000. Texas State Bank intends to hold the property for possible future development as a branch bank facility. Mr. Roney and Mr. Kilgore each serve as members of the Board of Directors of Scott & White.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that no officer or director has failed to report transactions in the Company's securities on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    On August 14, 1995, the Company engaged KPMG Peat Marwick to perform an examination of its financial statements for the year ended December 31, 1995. It is the normal practice of the Board of Directors to select its independent public accountants at a Board meeting subsequent to the annual meeting. The Audit Committee has not yet made a recommendation to the Board of Directors concerning the appointment of auditors for the year ending December 31, 1996. It is anticipated that the Audit Committee will make their recommendation for the selection of the auditors to the Board of Directors at a meeting of the Board held subsequent to the annual meeting.

    A representative of KPMG Peat Marwick is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if such firm desires to do so and to respond to appropriate questions.

           ITEM 2 -- APPROVAL OF 1995 NONSTATUTORY STOCK OPTION PLAN

    On December 12, 1995, the Board of Directors adopted, subject to approval by the Company's shareholders, the 1995 Nonstatutory Stock Option Plan (the "Plan"). The Plan is designed to provide a special incentive to selected key employees of the Company and its subsidiary. The Plan is designed to accomplish this purpose by offering such employees an opportunity to purchase shares of the Common Stock of the Company.

DESCRIPTION OF THE PLAN

    The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Exhibit A.

    The Plan is for the benefit of key employees of the Company and its subsidiaries. No option may be granted under the Plan after December 1, 2005, but options theretofore granted may extend beyond that date. Subject to adjustment as provided in the Plan, the number of shares of Common Stock of the Company which may be issued under the Plan may not exceed 90,000 in the aggregate. The stock to be issued under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Company, as determined by the Board of Directors.

    The Plan will be administered by a Nonstatutory Option Committee established by the Board of Directors of the Company to consist of three or more members, one of whom shall be neither an officer nor an employee of the Company. The committee will have authority, consistent with the Plan, to determine which of the key employees of the Company and its subsidiaries will be granted options, to determine when options will be granted and the number of shares of Common Stock to be subject to each option, to determine the option price of the shares subject to each option and the method of payment of such price, to determine the time or times when each option becomes exercisable and the duration of the exercise period, subject to limitations contained in the Plan, to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time, to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings, and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the committee shall be binding on all parties concerned.

    The Board of Directors of the Company appointed the Company's Stock Option and Compensation Committee as the Nonstatutory Option Committee for purposes of the Plan.

OPTION GRANTS

    Option grants under the Plan for an aggregate of 90,000 shares were made December 12, 1995 at a purchase price equal to the closing price of the Common Stock on the NASDAQ National Market System that date.

    The   following  table  and   the  Option  Grants   table  under  "Executive
Compensation" set forth information concerning the options granted under the Plan on December 12, 1995.

                      1995 NONSTATUTORY STOCK OPTION PLAN

                                                                                              DOLLAR
                                NAME                                   NUMBER OF SHARES      VALUE(1)
- ---------------------------------------------------------------------  -----------------  --------------
G. E. Roney                                                                   65,000        $  308,750
Paul S. Moxley                                                                 4,000            19,000
Danny L. Buttery                                                               4,000            19,000
Frank A. Kavanagh                                                              4,000            19,000
Douglas G. Bready                                                              3,500            16,625
All current executive officers as a group(2)                                  90,000           427,500

- ---------
  (1)Based on the closing price of $22.00 as of March 31, 1996.

  (2)Represents all options subject to grant under the Plan.

    One-fourth of the shares for which options were granted are exercisable commencing on the later of July 1, 1996 or the date of approval of the Plan by the shareholders of the Company. Provided that the Plan has received the approval of the shareholders of the Company, options to purchase an additional one-fourth of the shares for which options were granted are exercisable beginning July 1 of each year thereafter. In each case the options granted are exercisable thereafter at any time prior to July 1, 2002.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The options granted under the Plan will be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of options will generally not result in taxable income to the officer or a tax deduction for the Company. The exercise of an option will result in taxable ordinary income to the officer and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option price) and fair market value on the date the option was exercised.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1995 NONSTATUTORY STOCK OPTION PLAN. PROXIES SOLICITED HEREBY WILL BE VOTED IN FAVOR OF ADOPTION OF THE PLAN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

               SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

    In order to be included in the proxy materials for the 1997 annual meeting of shareholders, shareholder proposals for the 1997 annual meeting of shareholders must be received by the Company on or before November 6, 1996. Any shareholder proposal must also comply with applicable requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                 OTHER BUSINESS

    The Board of Directors does not know of any other matters likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting this proxy.

                                   FORM 10-K

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO ANN M. SEFCIK, CONTROLLER AND ASSISTANT SECRETARY, TEXAS REGIONAL BANCSHARES, INC., P. O. BOX 5910, MCALLEN, TEXAS 78502-5910.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                  [/S/ NANCY SCHULTZ]
                                          NANCY F. SCHULTZ
                                          Senior Vice President, Secretary and
                                          Treasurer

April 16, 1996

                                                                       EXHIBIT A

                        TEXAS REGIONAL BANCSHARES, INC.
                      1995 NONSTATUTORY STOCK OPTION PLAN

    PURPOSE. The purpose of the 1995 Nonstatutory Stock Option Plan (hereinafter "Plan") is to provide a special incentive to selected key employees of Texas Regional Bancshares, Inc. (hereinafter "Company") and its subsidiaries to promote the Company's business. The Plan is designed to accomplish this purpose by offering such employees an opportunity to purchase shares of the Class A voting common stock (hereinafter "Common Stock") of the Company. For purposes of the Plan a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or over which the Company has effective operating control.

                                      II.

    ADMINISTRATION. The Plan shall be administered by a Nonstatutory Option Committee (hereinafter "Committee") to be established by the Board of Directors of the Company. The Committee shall consist of three or more members, one of whom shall be neither an officer nor an employee of the Company. The Committee shall have authority, consistent with the Plan,

        (a) to determine which of the key employees of the Company and its subsidiaries shall be granted options;

        (b) to determine the time or times when options shall be granted and the number of shares of Common Stock to be subject to each option;

        (c) to determine the option price of the shares subject to each option and the method of payment of such price;

        (d) to determine the time or times when each option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph VI(b);

        (e) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

        (f) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings; and

        (g) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

                                      III.

    PARTICIPANTS. The participants in the Plan shall be key employees of the Company or of any of its subsidiaries, whether or not also officers or directors, as may be selected from time to time by the Committee in its discretion. Directors who are not employees shall not be eligible. In any grant of options after the initial grant, employees who were previously granted options or sold shares under the Plan may be included or excluded.

                                      IV.

    LIMITATIONS. No option shall be granted under the Plan after December 1, 2005, but options theretofore granted may extend beyond that date. Subject to adjustment as provided in Section VIII of the Plan, the number of shares of Common Stock of the Company which may be issued under the Plan shall not exceed 90,000 in the aggregate. To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares subject thereto, such shares shall thereafter be available for further grants under the Plan, within the limit specified above.

                                       V.

    STOCK TO BE ISSUED. Stock to be issued under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Company, as shall be determined by the Board of Directors. The Board of Directors and the proper officers of the Company shall take any appropriate action required for such issuance.

                                      VI.

    TERMS AND CONDITIONS OF OPTIONS. All options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section
VII) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

        (a) OPTION PRICE. The option price under each option shall be determined by the Committee and may be more, equal to or less than the then current fair market value of the Company's Class A common stock as the Committee may deem to be appropriate, but in no event may such price be less than par value; provided, however, that in the event the Committee shall determine to grant an option at less than the then current fair market value of the Company's Class A common stock, such option shall not be granted without the prior approval of the Board of Directors.

        (b)  PERIOD OF OPTIONS.   The period of an  option shall not exceed  ten
    years from the date of grant.

        (c)  EXERCISE OF OPTIONS.

           (i) Each option shall be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted.

           (ii) A person electing to exercise an option shall give written notice to the Company, as specified by the Committee, of his election and of the number of shares he has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Committee, and unless otherwise directed by the Committee shall at the time of such exercise tender the purchase price of the shares he has elected to purchase.

           (d) PAYMENT FOR  ISSUANCE OF  SHARES.   Upon exercise  of any  option
       granted hereunder, payment in full shall be made at the time of such exercise for all such shares then being purchased.

        The Company shall not be obligated to issue any shares unless and until, in the opinion of the Company's counsel, (i) all applicable laws and regulations have been complied with, (ii) in the event the outstanding Common Stock is at the time listed upon any stock exchange, the shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, and (iii) all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the participant agree that any sale of the shares will be made only in such manner as is permitted by the Committee and that he will notify the Company when he intends to make any disposition of the shares whether by sale, gift or otherwise. The participant shall take any action reasonably requested by the Company in such connection. A participant shall have the rights of a stockholder only as to shares actually acquired by him under the Plan.

        (e) NONTRANSFERABILITY OF OPTIONS. No option may be transferred by the participant otherwise than by will or by the laws of descent and distribution, and during the participant's lifetime the option may be exercised only by him.

        (f) CONSIDERATION FOR OPTION. Each person receiving a stock option must agree that he will remain in the employ of the Company upon the terms of employment then existing (unless different terms are mutually agreed upon) for at least one (1) year from (i) the date of the granting of the option or (ii) the date of expiration of the then current employment contract, whichever is later, subject to the right of the Company to terminate his employment at any time.

        (g) TERMINATION OF EMPLOYMENT. If the employment of a participant terminates for any reason other than his death or permanent disability (as hereinafter defined), he may thereafter exercise his option as provided below, but only to the extent he was entitled to exercise the option on the date when his employment terminated. If such termination of employment is voluntary on the part of the participant, he may exercise his option only within ten days after the date of termination of his employment (unless a longer period not in excess of three months is allowed by the Committee). If such termination of employment is involuntary on the part of the participant, he may exercise his option only within three months after the date of termination of his employment. In no event, however, may such participant exercise his option at a time when the option would not be exercisable had the participant remained an employee. For purposes of this subsection (g), a participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company or a subsidiary, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company. Anything herein to the contrary notwithstanding, an option may be exercised only to the extent exercisable on the date of termination of employment by death, disability or otherwise.

        (h) RETIREMENT. If prior to the expiration date of his option an optionee shall retire with the Company's consent, such option may be exercised in the same manner as if the optionee had continued in the Company's employ; provided however, the Committee may terminate all unexercised options if it shall determine that the retired optionee had engaged in any activity detrimental to the Company's interests.

        (i) DEATH OR PERMANENT DISABILITY. If a participant dies or becomes "permanently disabled" (as hereinafter defined) at a time when he is entitled to exercise an option, then at any time or times within one (1) year after his death or determination of permanent disability (or such further period as the Committee may allow) such option may be exercised, as to all or any of the shares which the participant was entitled to purchase immediately prior to his death or determination of permanent disability, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution (in the case of death) or by his legal guardian (in the case of permanent disability), and except as so exercised such option shall expire at the end of such period. In no event, however, may an option be exercised after the expiration of the option period.

    For purposes of the Plan, the term "permanent disability" shall mean any physical and/or mental condition which, in the sole discretion of a majority of the Committee, renders the participant unable to discharge his duties in the employ of the Company or any subsidiary for a period of ninety (90) consecutive days.

                                      VII.

    REPLACEMENT OPTIONS. The Company may grant options under the Plan on terms differing from those provided for in Section VI where such options are granted in substitution for options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

                                     VIII.

    CHANGES IN STOCK. In the event of a stock dividend, stock split or recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of shares which may be issued or sold under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, the determination of which shall be binding on all persons.

                                      IX.

    EMPLOYMENT RIGHTS. The adoption of the Plan does not confer upon any employee of the Company or a subsidiary any right to continue employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

                                       X.

    AMENDMENTS. The Committee may at any time discontinue granting options under the Plan. The Board of Directors of the Company may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that except to the extent required or permitted under Section VIII no such amendment shall, without the approval of the stockholders of the Company, increase the maximum number of shares available under the Plan, or without the consent of the participant void or diminish options previously granted, nor increase or accelerate the conditions and actions required for the exercise of the same, except that nothing herein shall limit the Company's right to call stock issued for deferred payment to be evidenced by promissory note, where the participant is in default of his obligations on such note.

    IN WITNESS whereof, this Plan shall be effective upon adoption by the Company's Board of Directors and shall continue in effect until its termination is recommended by said Board.

                                      The  undersigned hereby  appoints Frank N.
                                      Boggus, G. E. Roney, and Jack
      TEXAS REGIONAL BANCSHARES, INC.
                                      Whetsel, and each  of them, proxies,  with
                                      full power of substitution, to vote in
 ANNUAL MEETING OF SHAREHOLDERS -- MAY 20,
                   1996
                                      the  manner indicated on  the reverse side
                                      hereof on proposal (1) and (2) and in
   PROXY SOLICITED BY BOARD OF DIRECTORS
                                      their discretion on such other business as
                                      may properly come before the meeting,  any
                                      and  all of  my (our) shares  of record of
                                      Texas Regional  Bancshares, Inc.  Class  A
                                      Voting  Common Stock at the annual meeting
                                      of shareholders to be held May 20, 1996 at
                                      the McAllen  Country  Club,  615  Wichita,
                                      McAllen,    Texas   78503   and   at   all
                                      postponements  and  adjournments  of   the
                                      meeting.
                                      Dated ______________________________, 1996
                                      __________________________________________
                                      __________________________________________
                                                      Signatures

                                     Signature(s) should agree with the name(s)
                                                    to the left.

         (PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE)
    UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR PROPOSAL (1) AND (2)

    The Board of Directors recommends a vote FOR proposal (1) and (2)

        (1) Election of Directors

/ /  FOR all nominees listed below                 / /  WITHHOLD AUTHORITY
   (except as marked to the contrary below)           to vote for all nominees listed below

    INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

   Morris Atlas, Frank N. Boggus, Robert G. Farris, Joe M. Kilgore, C. Kenneth Landrum, M.D.,
   G. E. Roney, Julie G. Uhlhorn, Paul G. Veale, Sr. and Jack Whetsel

        (2) Approval of the 1995 Nonstatutory Stock Option Plan

       / / FOR      / / AGAINST      / / ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE FOR THE ELECTION OF ANY PERSON AS A DIRECTOR FOR WHICH A NOMINEE IS NAMED ABOVE IF SUCH NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.